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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549




                                    FORM 8-K


                                 CURRENT REPORT




                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934




      Date of Report (Date of Earliest Event Reported):       MAY 2, 2001
                                                        ------------------------




                            MSC.SOFTWARE CORPORATION
             ------------------------------------------------------
             (Exact Name of Registrant as Specified in its Charter)




          DELAWARE                      1-8722                95-2239450
-------------------------------     ----------------     ----------------------
(State or Other Jurisdiction of     (Commission File       (I.R.S. Employer
 Incorporation or Organization)         Number)           Identification No.)



            815 COLORADO BOULEVARD
            LOS ANGELES, CALIFORNIA                              90041
--------------------------------------------------       -----------------------
   (Address of Principal Executive Offices)                   (Zip Code)



         (Registrant's Telephone Number, Including Area Code)   (323) 258-9111
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                            MSC.SOFTWARE CORPORATION
                                    FORM 8-K
                             EVENT DATE: MAY 2, 2001


ITEM 5.  OTHER EVENTS AND REGULATION FD DISCLOSURE

         On May 2, 2001, MSC.Software Corporation ("the Company") announced the signing of an agreement to acquire Advanced Enterprise Solutions, Inc. ("AES") pursuant to an Agreement and Plan of Merger, dated as of May 2, 2001, by and among the Company, AES Acquisition Corp., a wholly owned subsidiary of the Company (the "Merger Sub"), and AES (the "Merger Agreement"). The transaction will have a two-step structure whereby the Company will acquire all of AES by purchasing the approximately 19% of AES' outstanding common stock owned by Dassault Systemes of America Corp. ("DSA"), a wholly owned subsidiary of Dassault Systemes ("Dassault"), pursuant to a Stock Purchase Agreement, dated as of May 2, 2001, by and among the Company, DSA and Dassault (the "Stock Purchase Agreement"), and immediately thereafter, pursuant to the Merger Agreement, AES will merge with and into Merger Sub. AES is a privately-held, systems and software integrator and the largest IBM Product Lifecycle Management ("PLM") Business Partner in the Americas, selling Dassault's PLM software portfolio comprised of CATIA, ENOVIA, DELMIA and SmartSolutions.

         The aggregate purchase price for the acquisition paid to shareholders and holders of options of AES is valued at approximately $90 million. The Stock Purchase Agreement and the Merger Agreement provides for an aggregate purchase price of approximately $20.0 million in cash, discounted notes of approximately $17.6 million and 6,000,000 shares of the Company's common stock. By virtue of its equity ownership in AES, Dassault will become a 9% equity owner in the Company.

         Consummation of the acquisition of AES is subject to the satisfaction of a number of conditions, including approval by the stockholders of the Company and the termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

         The Company expects to fund the cash portion of the purchase price out of available cash. The Company is currently investigating whether alternate financing methods would be desirable to replenish cash.

         Copies of the Merger Agreement and the Stock Purchase Agreement are included in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2001 as Exhibits 2.1 and 2.2, respectively, and are incorporated herein by reference.


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ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

(c)      EXHIBITS

   EXHIBIT
   NUMBER
   -------

    2.1 Agreement and Plan of Merger, dated as of May 2, 2001, by and among MSC.Software Corporation, AES Acquisition Corp. and Advanced Enterprise Solutions, Inc. (filed as Exhibit 2.1 of MSC.Software Corporation's Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2001, and incorporated herein by reference).


    2.2 Stock Purchase Agreement, dated as of May 2, 2001, by and among MSC.Software Corporation, Dassault Systemes of America Corp. and Dassault Systemes (filed as Exhibit 2.2 of MSC.Software Corporation's Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2001, and incorporated herein by reference).


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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                             MSC.SOFTWARE CORPORATION
                                                   (REGISTRANT)





Date: MAY 17, 2001        By:               /s/ LOUIS A. GRECO
                              --------------------------------------------------
                                   Louis A. Greco - Chief Financial Officer
                                  (MR. GRECO IS THE PRINCIPAL FINANCIAL AND
                              ACCOUNTING OFFICER AND HAS BEEN DULY AUTHORIZED TO
                                      SIGN ON BEHALF OF THE REGISTRANT)


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